Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (Form S-3 Nos. 333-112041, 333-12831, and 333-143034) and related Prospectuses of Swift Energy Company, and on the following Registration Statements on Form S-8:

Form S-8 No.                                           Pertaining to:
333-156290                                Swift Energy Company 2005 Stock Compensation Plan
333-147969                                Swift Energy Company 2005 Stock Compensation Plan
333-134807                                Swift Energy Company 2005 Stock Compensation Plan
333-130548                                Swift Energy Company 2005 Stock Compensation Plan
333-112042                                Swift Energy Company 2001 Omnibus Stock Compensation Plan
                                                   Swift Energy Company Employee Savings Plan
333-67242                                  Swift Energy Company 2001 Omnibus Stock Compensation Plan
   Swift Energy Company 1990 Stock Compensation Plan
333-45354                                  Swift Energy Company 1990 Stock Compensation Plan
   Swift Energy Company 1990 Nonqualified Stock Option Plan
   Swift Energy Company Employee Savings Plan
033-80240                                  Swift Energy Company 1990 Stock Compensation Plan
                                                   Swift Energy Company Employee Savings Plan
033-80228                                  Swift Energy Company Employee Stock Purchase Plan
333-156288                                Swift Energy Company Employee Stock Purchase Plan

of our reports dated February 25, 2009, with respect to the consolidated financial statements of Swift Energy Company, and the effectiveness of internal control over financial reporting of Swift Energy Company, included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

Ernst & Young LLP

Houston, Texas
February 25, 2009